Exhibit 99.1

Media Contact:
Dana Stelsel
Corporate Communications Manager
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President, Finance & Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

Wabash National Corporation Announces Second Quarter 2017 Results

•	GAAP and non-GAAP earnings of $0.36 per diluted share and $0.37 per diluted share, respectively
•	Net sales of $436 million
•	Operating income of $38.7 million and 8.9 percent of net sales, up $8.4 million and 60 basis points, respectively, as compared to first quarter 2017
•	2017 full-year shipment guidance updated to 53,000 to 56,000 trailers; full-year earnings per diluted share guidance adjusted to $1.44 to $1.50 per diluted share

LAFAYETTE, Ind. – July 25, 2017 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the quarter ending June 30, 2017.

Net income for the second quarter of 2017 was $22.9 million, or $0.36 per diluted share, compared to second quarter 2016 net income of $35.5 million, or $0.53 per diluted share. Second quarter 2017 non-GAAP adjusted earnings decreased $13.4 million over the prior year period to $23.2 million, or $0.37 per diluted share. Non-GAAP adjusted earnings for the second quarter of 2017 includes charges related to the early extinguishment of debt in connection with the Company’s repurchase of a portion of its outstanding convertible senior notes, one-time executive severance costs and losses on closure of former facilities. Non-GAAP adjusted earnings for the second quarter of 2016 included a non-recurring charge in connection with the Company’s segment realignment.

Net sales for the second quarter of 2017 was $436 million, a decrease of 8 percent as compared to the second quarter of 2016. Operating income decreased 34 percent to $38.7 million, due to lower trailer demand, compared to operating income of $58.9 million for the second quarter of 2016. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the second quarter of 2017 was $49.5 million, a decrease of $23.3 million, or 32 percent, compared to Operating EBITDA for the prior year period. On a trailing twelve month basis, net sales totaled $1.7 billion, generating Operating EBITDA of $211.8 million, or 12.3 percent of net sales. The continued solid operating performance is attributable to the strong demand environment and operational improvements within the Commercial Trailer Products segment, as well as the sustained benefits from the Company’s growth and diversification strategies.

The following is a summary of select operating and financial results for the past five quarters:

Three Months Ended
(Dollars in thousands, except per	June 30,	September 30,	December 31,	March 31,	June 30,
share amounts)	2016	2016	2016	2017	2017

Net Sales	$471,438	$464,272	$462,057	$362,716	$435,903

Gross Profit Margin	19.3%	18.0%	15.5%	16.4%	15.5%

Income from Operations	$58,872	$54,855	$40,621	$30,264	$38,668

Income from Operations Margin	12.5%	11.8%	8.8%	8.3%	8.9%

Net Income	$35,531	$33,378	$23,000	$20,173	$22,945

Diluted EPS	$0.53	$0.51	$0.36	$0.32	$0.36

Non-GAAP Measures(1):
Operating EBITDA	$72,754	$66,821	$53,606	$41,930	$49,450

Operating EBITDA Margin	15.4%	14.4%	11.6%	11.6%	11.3%

Adjusted Earnings	$36,610	$32,901	$24,213	$19,517	$23,189

Adjusted Diluted EPS	$0.55	$0.50	$0.38	$0.31	$0.37

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, chief executive officer, stated, “While pleased to have delivered another solid quarter overall from a historical perspective, we recognize that we can do even better. With gross profit margins and operating margins of 15.5 percent and 8.9 percent, respectively, the second quarter represented the second strongest second quarter in our Company’s history, only surpassed by the second quarter of last year. The Commercial Trailer Products team successfully achieved targets in cost management and execution, which is reflected in the segment’s continued delivery of strong margins and operating performance. We continue efforts to drive ongoing productivity improvements throughout the enterprise, accelerating actions to optimize the cost structure and performance of the Diversified Products segment while developing new opportunities to grow our top line and margins.”

“Backlog totaling $762 million as of June 30, 2017 remains seasonally and historically strong, supporting our long-standing belief that trailer fleet age, regulatory compliance requirements, and customer profitability support a continued favorable demand environment. Based on all these factors, we are updating our full-year guidance for trailer shipments to 53,000 to 56,000 new trailers, and adjusting our earnings guidance range to $1.44 to $1.50 per diluted share.”

Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2017 and 2016. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial Trailer Products		Diversified Products
	2017	2016	2017	2016
New trailers shipped	13,600	15,350	550	550
Net sales	$348,140	$382,212	$90,827	$92,870
Gross profit	$50,882	$69,027	$17,149	$22,938
Gross profit margin	14.6%	18.1%	18.9%	24.7%
Income from operations	$42,155	$57,135	$5,061	$10,258
Income from operations margin	12.1%	14.9%	5.6%	11.0%

Commercial Trailer Products’ net sales for the second quarter were $348 million, a decrease of $34 million, or 9 percent, as compared to the prior year. Gross profit margin for the second quarter decreased 340 basis points as compared to the prior year period but generally in line with expectations. The year-over-year declines in net sales and gross profit margin were primarily due to lower new trailer shipments and increases in commodity costs. Operating income decreased $15.0 million, or 26 percent, from the second quarter of last year to $42.2 million, or 12.1 percent of net sales.

Diversified Products’ net sales for the second quarter decreased $2 million, or 2 percent, as compared to the prior year period primarily due to reduced pricing within our liquid tank trailer business. Gross profit and gross profit margin as compared to the prior year period decreased $5.7 million and 580 basis points, respectively, as continued softness within the chemical and energy end markets for tank trailers and increases in commodity costs negatively impacted this segment. Operating income for the second quarter of 2017 was $5.1 million, or 5.6 percent of net sales, a decrease of $5.2 million compared to the same period last year.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of goodwill and other intangible assets, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three and six month periods ending June 30, 2017 and 2016 reflect adjustments for charges incurred in connection with the losses attributable to the Company’s extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations, one-time executive severance costs and impairment of goodwill charges. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.

Second quarter 2017 Conference Call

Wabash National will conduct a conference call to review and discuss its second quarter results on July 26, 2017, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 18, 2017. Meeting access also will be available via conference call at 800-708-4540, participant code 45276585.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Transcraft®, Walker Engineered Products, and Walker Transport. Visit www.wabashnational.com to learn more.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net sales	$435,903	$471,438	$798,619	$919,114
Cost of sales	368,225	380,374	671,584	748,524
Gross profit	67,678	91,064	127,035	170,590

General and administrative expenses	19,018	18,495	37,436	37,887
Selling expenses	5,897	7,045	12,070	14,006
Amortization of intangibles	4,095	4,989	8,597	9,978
Impairment of goodwill	-	1,663	-	1,663
Income from operations	38,668	58,872	68,932	107,056

Other income (expense):
Interest expense	(2,888)	(3,937)	(5,878)	(8,032)
Other, net	325	(207)	1,657	(604)
Income before income taxes	36,105	54,728	64,711	98,420
Income tax expense	13,160	19,197	21,593	35,365
Net income	$22,945	$35,531	$43,118	$63,055
Dividends declared per share	$0.06	$-	$0.12	$-
Basic net income per share	$0.38	$0.55	$0.72	$0.97
Diluted net income per share	$0.36	$0.53	$0.68	$0.95

Comprehensive income
Net income	$22,945	$35,531	$43,118	$63,055
Foreign currency translation adjustment	294	(559)	772	(656)
Net comprehensive income	$23,239	$34,972	$43,890	$62,399

Basic net income per share:
Net income applicable to common stockholders	$22,945	$35,531	$43,118	$63,055
Weighted average common shares outstanding	59,902	64,834	60,022	64,936
Basic net income per share	$0.38	$0.55	$0.72	$0.97

Diluted net income per share:
Net income applicable to common stockholders	$22,945	$35,531	$43,118	$63,055

Weighted average common shares outstanding	59,902	64,834	60,022	64,936
Dilutive shares from assumed conversion of convertible senior notes	1,831	1,057	1,762	529
Dilutive stock options and restricted stock	1,474	1,224	1,519	1,205
Diluted weighted average common shares outstanding	63,207	67,115	63,303	66,670
Diluted net income per share	$0.36	$0.53	$0.68	$0.95

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified	Corporate and
Three Months Ended June 30,	Trailer Products	Products	Eliminations	Consolidated
2017
New trailers shipped	13,600	550	-	14,150
Used trailers shipped	50	50	-	100

New Trailers	$329,405	$33,290	$-	$362,695
Used Trailers	1,236	637	-	1,873
Components, parts and service	13,102	32,194	(3,064)	42,232
Equipment and other	4,398	24,705	-	29,103
Total net external sales	$348,140	$90,827	$(3,064)	$435,903

Gross profit	$50,882	$17,149	$(352)	$67,678
Income (Loss) from operations	$42,154	$5,062	$(8,548)	$38,668

2016
New trailers shipped	15,350	550	-	15,900
Used trailers shipped	300	50	-	350

New Trailers	$359,763	$34,229	$-	$393,992
Used Trailers	3,427	1,093	-	4,520
Components, parts and service	14,869	31,958	(3,644)	43,183
Equipment and other	4,153	25,590	-	29,743
Total net external sales	$382,212	$92,870	$(3,644)	$471,438

Gross profit	$69,027	$22,938	$(901)	$91,064
Income (Loss) from operations	$57,135	$10,258	$(8,521)	$58,872

Six Months Ended June 30,
2017
New trailers shipped	24,000	1,050	-	25,050
Used trailers shipped	150	50	-	200

New Trailers	$586,595	$63,985	$-	$650,580
Used Trailers	2,123	1,856	-	3,979
Components, parts and service	25,845	65,869	(5,047)	86,667
Equipment and other	8,367	49,026	-	57,393
Total net external sales	$622,929	$180,737	$(5,047)	$798,619

Gross profit	$93,008	$34,742	$(715)	$127,035
Income (Loss) from operations	$75,546	$9,666	$(16,280)	$68,932

2016
New trailers shipped	29,350	1,050	-	30,400
Used trailers shipped	550	50	-	600

New Trailers	$701,796	$64,005	$-	$765,801
Used Trailers	7,279	1,994	-	9,273
Components, parts and service	29,070	59,345	(6,297)	82,118
Equipment and other	8,107	53,815	-	61,922
Total net external sales	$746,252	$179,159	$(6,297)	$919,114

Gross profit	$129,423	$43,148	$(1,981)	$170,590
Income (Loss) from operations	$107,392	$17,247	$(17,583)	$107,056

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$178,633	$163,467
Accounts receivable	122,978	153,634
Inventories	199,276	139,953
Prepaid expenses and other	19,198	24,351
Total current assets	$520,085	$481,405

Property, plant and equipment	136,299	134,138

Deferred income taxes	20,285	20,343

Goodwill	148,268	148,367

Intangible assets	85,909	94,405

Other assets	21,565	20,075
	$932,411	$898,733

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$45,822	$2,468
Current portion of capital lease obligations	427	494
Accounts payable	109,595	71,338
Other accrued liabilities	89,355	92,314
Total current liabilities	$245,199	$166,614

Long-term debt	186,098	233,465

Capital lease obligations	1,172	1,409

Deferred income taxes	486	499

Other noncurrent liabilities	26,006	24,355

Stockholders' equity	$473,450	472,391
	$932,411	$898,733

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2017	2016

Cash flows from operating activities
Net income	$43,118	$63,055
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	8,412	8,173
Amortization of intangibles	8,597	9,978
Net (gain) loss on the sale of assets	(2,502)	17
Deferred income taxes	45	1,770
Excess tax benefits from stock-based compensation	-	(605)
Loss on debt extinguishment	764	487
Stock-based compensation	5,430	5,702
Imparment of goodwill	-	1,663
Non-cash interest expense	1,042	1,830
Changes in operating assets and liabilities
Accounts receivable	30,656	20,873
Inventories	(60,748)	(46,034)
Prepaid expenses and other	3,998	(16,911)
Accounts payable and accrued liabilities	35,285	25,154
Other, net	1,147	1,113
Net cash provided by operating activities	$75,244	$76,265

Cash flows from investing activities
Capital expenditures	(10,856)	(8,115)
Proceeds from the sale of property, plant, and equipment	3,736	17
Other, net	1,220	-
Net cash used in investing activities	$(5,900)	$(8,098)

Cash flows from financing activities
Proceeds from exercise of stock options	5,630	1,397
Excess tax benefits from stock-based compensation	-	605
Dividends paid	(7,767)	-
Borrowings under revolving credit facilities	371	316
Payments under revolving credit facilities	(371)	(316)
Principal payments under capital lease obligations	(303)	(443)
Proceeds from issuance of term loan credit facility	189,470	-
Principal payments under term loan credit facility	(190,418)	(964)
Principal payments under industrial revenue bond	(311)	(256)
Debt issuance costs paid	(354)	-
Stock repurchase	(42,794)	(17,698)
Convertible senior notes repurchase	(7,331)	(42,061)
Net cash used in financing activities	$(54,178)	$(59,420)

Net increase in cash and cash equivalents	$15,166	$8,747
Cash and cash equivalents at beginning of period	163,467	178,853
Cash and cash equivalents at end of period	$178,633	$187,600

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA[1]:
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$22,945	$35,531	$43,118	$63,055
Income tax expense	13,160	19,197	21,593	35,365
Interest expense	2,888	3,937	5,878	8,032
Depreciation and amortization	8,315	8,987	17,009	18,151
Stock-based compensation	2,467	3,232	5,430	5,702
Impairment of intangibles	-	1,663	-	1,663
Other non-operating (income) expense	(325)	207	(1,657)	604
Operating EBITDA	$49,450	$72,754	$91,371	$132,572

	Three Months Ended				Trailing Twelve Months
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	June 30, 2017
Net income	$33,378	$23,000	$20,173	$22,945	$99,496
Income tax expense	18,401	12,217	8,434	13,160	52,212
Interest expense	3,906	3,725	2,990	2,888	13,509
Depreciation and amortization	9,052	9,565	8,704	8,315	35,636
Stock-based compensation	2,915	3,420	2,963	2,467	11,765
Other non-operating (income) expense	(831)	1,679	(1,333)	(325)	(810)
Operating EBITDA	$66,821	$53,606	$41,930	$49,450	$211,807

Adjusted Earnings2:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$22,945	$0.36	$35,531	$0.53	$43,118	$0.68	$63,055	$0.95

Adjustments:
Facility transactions[3]	18	-	-	-	(1,655)	(0.03)	-	-
Impairment of goodwill and other intangibles	-	-	1,663	0.02	-	-	1,663	0.02
Loss on debt extinguishment	125	-	-	-	765	0.01	487	0.01
Executive severance expense	238	-	-	-	238	-	-	-
Tax effect of aforementioned items	(137)	-	(584)	(0.01)	235	-	(764)	(0.01)

Adjusted earnings	$23,189	$0.37	$36,610	$0.55	$42,701	$0.67	$64,441	$0.97

Weighted Average # of Diluted Shares O/S	63,207		67,115		63,303		66,670

	Three Months Ended
	September 30, 2016		December 31, 2016		March 31, 2017
	$	Per Share	$	Per Share	$	Per Share

Net Income	$33,378	$0.51	$23,000	$0.36	$20,173	$0.32

Adjustments:
Facility transactions[3]	(740)	(0.01)	450	0.01	(1,665)	(0.03)
Loss on debt extinguishment	-	-	1,408	0.02	640	0.01
Tax effect of aforementioned items	263	-	(645)	(0.01)	369	0.01

Adjusted earnings	$32,901	$0.50	$24,213	$0.38	$19,517	$0.31

Weighted Average # of Diluted Shares O/S	66,032		63,701		63,390

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of intangibles, and other non-operating income and expense.

2Adjusted earnings and adjusted earnings per diluted share reflect adjustments for income (loss) recognized on the sale of the Company's former facilities, charges related to losses incurred in connection with the Company’s extinguishment of debt and impairment of goodwill or other intangible assets, and executive severance expenses.

3Facility transactions in 2016 and 2017 relate to gains and/or losses incurred for the sale or closure of our locations in Phoenix, Denver, Miami, and Findlay.